UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2011

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2011, Cole REIT III Operating Partnership, LP, a Delaware limited partnership (“CCPT III OP” or the “Borrower”), the operating partnership of Cole Credit Property Trust III, Inc. (“CCPT III”), entered into a senior unsecured credit facility (the “Credit Facility”) providing for up to $700.0 million of borrowings pursuant to a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer (“Bank of America”), JP Morgan Chase Bank, N.A. (“JP Morgan Chase”) as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers, U.S. Bank National Association, Wells Fargo Bank, N.A. and Regions Bank, as co-documentation agents, and other lending institutions that may become parties to the Credit Agreement (collectively, with Bank of America and JP Morgan Chase, the “Lenders”). Concurrently, the obligations under CCPT III OP’s existing $100.0 million credit agreement (the “Previous Credit Facility”) dated as of January 6, 2010, among CCPT III OP, the lender parties thereto and JPMorgan Chase, as administrative agent, JPMorgan Securities Inc., as sole book runner and sole lead arranger, and other lending institutions that are parties to the Previous Credit Facility, was terminated. No amounts were outstanding under the Previous Credit Facility as of June 27, 2011, and all liens securing obligations under the Previous Credit Facility have been released.

The Credit Facility includes a $200.0 million term loan (the “Term Loan”) and allows CCPT III OP to borrow up to $500.0 million in revolving loans (the “Revolving Loans”). As of June 27, 2011, the borrowing base under the Credit Facility was approximately $441.9 million based on the underlying collateral pool. Up to 15.0% of the total amount available may be used for issuing letters of credit and up to $50.0 million may be used for “swingline” loans. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $950.0 million, with each increase being no less than $25.0 million. CCPT III OP borrowed the initial $200.0 million Term Loan under the Credit Facility on June 27, 2011. The Credit Facility matures on June 27, 2014.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by the Borrower. For a eurodollar rate loan, as defined in the Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month (or nine or 12 months subject to availability of such periods from each of the Lenders) LIBOR (the “Eurodollar Rate”) for the interest period, as elected by the Borrower, plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Credit Agreement as the total consolidated outstanding indebtedness of CCPT III divided by the total consolidated asset value of CCPT III (the “Leverage Ratio”), and ranges from 2.25% at a Leverage Ratio of 45.0% or less to 3.00% at a Leverage Ratio greater than 55.0%. For base rate committed loans, the interest rate will be a per annum amount equal to the applicable rate (the “Base Applicable Rate”) plus the greatest of (a) the Federal Funds Rate plus 0.5%; (b) Bank of America’s Prime Rate; or (c) the Eurodollar Rate plus 1.0% (the “Base Rate”). The Base Applicable Rate is based upon the overall Leverage Ratio, and ranges from 1.25% at a Leverage Ratio of 45.0% or less to 2.00% at a Leverage Ratio greater than 55.0%.  The Credit Agreement also includes an interest rate pricing structure should CCPT III obtain an investment grade rating.

 The Term Loan and any swingline loans will initially bear interest at a rate equal to the Base Rate. Effective June 30, 2011, the Term Loan will convert to a eurodollar loan, as elected by the Borrower, and bear interest at the Eurodollar Rate of the three-month LIBOR plus the Eurodollar Applicable Rate. Cole III OP will be required to make quarterly interest payments on the Term Loan, and the outstanding principal and any accrued and unpaid interest is due on June 27, 2014.

CCPT III OP was required to pay certain fees under the Credit Agreement, including an arrangement fee, a syndication fee and an upfront fee, which collectively totaled approximately $6.9 million. CCPT III OP will also pay an annual administrative agent fee of $100,000, as well as an annualized fee for any unused portion of the Credit Facility (the “Unused Fee”). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360-day year) based upon the overall Leverage Ratio and ranges from 0.35% at a Leverage Ratio of 45.0% or less to 0.45% at a Leverage Ratio greater than 55.0%. CCPT III OP must also pay certain fees upon the issuance of each letter of credit under the Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit. The Credit Agreement also includes a fee pricing structure should CCPT III obtain an investment grade rating. A finance coordination fee of $2.0 million was paid to CCPT III’s advisor upon closing of the transaction.

The Borrower has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of eurodollar rate loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.

The Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements and maximum variable rate and recourse debt requirements. The Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. Similarly, the letter of credit fees described below will be increased to a rate of 2.0% above the letter of credit fee that would otherwise be applicable at that time. In addition to CCPT III OP breaching any of the terms of the Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the failure to pay any principal when due; (2) the failure to pay interest and fees within five business days after the due date; (3) the occurrence of a change of control; (4) the inability to pay debts as they become due; (5) a material inaccuracy of any representation or warranty; (6) the bankruptcy or insolvency of CCPT III OP or any consolidated subsidiary; (7) a violation of any financial, negative or other covenants; (8) a violation of ERISA regulations; (9) the failure to remediate material environmental problems at projects owned by CCPT III OP or any consolidated subsidiary where the aggregate book values are in excess of $35.0 million that are not satisfied within a reasonable time; and (10) judgments against CCPT III OP or any consolidated subsidiary in excess of $10.0 million or $35.0 million in aggregate that remain unsatisfied or unstayed for sixty days. If an event of default occurs and is not cured timely, the Lenders shall have no obligation to make further disbursements under the Credit Facility and all outstanding loans shall be immediately due and payable.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this current report on Form 8-K regarding the Previous Credit Facility is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.07	Submission of Matters to Vote of Security Holders

As previously reported in a Current Report on Form 8-K filed on May 31, 2011, at the Company’s 2011 Annual Meeting of Stockholders held on May 26, 2011, the stockholders approved a motion to adjourn the meeting solely with respect to a proposal (“Proposal 2”) to approve certain amendments to the Company’s Third Articles of Amendment and Restatement dated September 26, 2008, as amended (the “Charter”).  The meeting was adjourned in order to permit the continued solicitation of proxies with respect to Proposal 2, since the favorable vote of a majority of all votes entitled to be cast at the Annual Meeting (an “absolute majority”) was required for approval of the proposal, and the required absolute majority of favorable votes had not been obtained at the time the Annual Meeting was held.

The Company held the adjourned meeting of stockholders on June 28, 2011.  At the adjourned meeting, Proposal 2 received an absolute majority of favorable votes, and the amendments to the Charter were approved.  The voting results with respect to Proposal 2 were as follows:

Votes For	Votes Against	Abstentions
140,406,831	2,560,596	9,813,461

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 28, 2011	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President and Chief Financial Officer Principal Financial Officer